SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2021

CGS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-182566	32-0378469
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1111 South Roop Street, #100

Carson City, NV 89702

Tel: +52 55 5360 6890
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

CGS INTERNATIONAL, INC.

Form 8-K

Current Report

Item 1.01. Entry into a Material Definitive Agreement

On September 29, 2021, CGS International, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Ramon Mabanata, an individual (d.b.a. World Agri Minerals Ltd.) (“WAGL”), pursuant to which Company acquired all the assets of WAGL. WAGL operates as a sole-proprietorship whose operations focus on pursuing the formulation, manufacturing, sales, marketing distribution of its premiere commercial agri-product GENESIS 89™ and GENESIS 89™ Gold, which is a unique formulation and packaging of a commercial agri-product using a natural processes whereby minerals are extracted from deep-ocean deposits and combined with additional organic ingredients resulting in the GENESIS 89™ and GENESIS 89™ Gold being: (i) properly balanced, readily bioavailable, formulas that are shipped as concentrate to commercial growers; (ii) ready-to-use products for the both the amateur and commercial retail market; and, (iii) Genesis 89™ Gold is being blended specifically for use and deployment in the cannabis industry. GENESIS 89™ and GENESIS 89™ Gold provide assurance and insurance to the end-user that crops do not require conventional pesticides, producing an eco-friendlier organic product for the consumer. The aggregate purchase price for the assets of WAGL is 30,000,000 restricted shares (the “Shares”) of the Company’s common stock (the “Purchase Price”) which shall be paid upon Closing of the Purchase Agreement. Each of Company and WAGL have made customary representations, warranties, covenants, and indemnities in connection with the Acquisition. The closing of the Purchase Agreement shall occur once WALG provides the Company a bill of sale and assignment agreement relating to the sale and transfer of 100% of the assets contemplated by the Purchase Agreement and the Company provides WALG the Purchase Price (the “Closing”).

The foregoing descriptions of the Purchase Agreement and the Acquisition do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. In addition, such representations and warranties: (i) may not be accurate or complete as of any specified date; (ii) are modified and qualified in important part by the underlying disclosure schedules; (iii) may be subject to a contractual standard of materiality different from those generally applicable to investors; or (iv) may have been used for the purpose of allocating risk among the parties to the Purchase Agreement, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Company’s public disclosures. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description	Date Filed

10.1	Asset Purchase Agreement	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CGS INTERNATIONAL, INC.

Dated: September 29, 2021	By:	/s/ Francisco Ariel Acosta
Francisco Ariel Acosta
	Its:	Chief Executive Officer

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